UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act Of 1934

(Amendment No. )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a12

ELASTIC N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELASTIC N.V.

800 West El Camino Real, Suite 350

Mountain View, California 94040

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD AT KEIZERSGRACHT 281, 1016 ED AMSTERDAM, THE NETHERLANDS ON OCTOBER 29, 2019

To the Shareholders of Elastic N.V.:

Notice is hereby given that an Annual General Meeting of Shareholders (the “Annual Meeting”) of Elastic N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands (the “Company,” “Elastic,” or “we”), will be held on October 29, 2019, at 4:00 PM, Central European Time (“CET”), at the Company’s offices at Keizersgracht 281, 1016 ED Amsterdam, The Netherlands, for the following purposes:

I.	Opening and announcements

II.	Overview of the Company’s business, financial situation and sustainability

III.	Election of Chetan Puttagunta and Steven Schuurman as non-executive directors (voting proposal no. 1)

IV.	Financial statements and results

a.	Discussion of the implementation of the Remuneration Policy for our board of directors

b.

Discussion of the Company’s financial statements for the fiscal year that commenced on May 1, 2018 and ended on April 30, 2019 (“fiscal year 2019”), including the Dutch statutory board report (the “Dutch Board Report”) and annual accounts

c.

Proposal to adopt the Dutch statutory financial statements prepared in accordance with International Financial Reporting Standards (the “Dutch Statutory Annual Accounts”) of the Company for fiscal year 2019 (voting proposal no. 2)

V.

Proposal to grant full discharge to the executive director of the Company who was in office during fiscal year 2019 from liability for his duties performed as an executive director of the Company during fiscal year 2019 (voting proposal no. 3)

VI.

Proposal to grant full discharge to the non-executive directors of the Company who were in office during fiscal year 2019 from liability for their duties performed as non-executive directors of the Company during fiscal year 2019 (voting proposal no. 4)

VII.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2020 (voting proposal no. 5)

VIII.	Authorization of the board of directors to repurchase shares (voting proposal no. 6)

IX.	Any other business

X.	Closing of the meeting

Each person authorized to attend the Annual Meeting may inspect the agenda of the Annual Meeting at the office of Elastic.

The Board of Directors recommends that you vote “FOR” voting proposals no. 1, no. 2, no. 3, no. 4, no. 5 and no. 6 as noted above.

The Record Date is set at the close of business at 5:00 PM Eastern Daylight Time (“EDT”) (11:00 PM CET) on October 1, 2019 and, therefore, only the Company’s shareholders of record at the close of business on October 1, 2019 are entitled to receive this notice (this “Notice”) and to vote at the Annual Meeting.

If you intend to attend the Annual Meeting in person, you must notify the Company by submitting your name and the number of registered shares you hold to the Company’s e-mail address ir@elastic.co by 8:00 PM EDT on October 25, 2019. Please read this proxy statement carefully to ensure that you have proper evidence of share ownership as of October 1, 2019, as we will not be able to accommodate guests without such evidence at the Annual Meeting.

We have opted to provide our materials pursuant to the full set delivery option in connection with the Annual Meeting. Under the full set delivery option, a company delivers all proxy materials to its shareholders. The approximate date on which the Proxy Statement and Proxy Card are intended to be first sent or given to the Company’s shareholders (each a “Shareholder”, and collectively, the “Shareholders”) is                , 2019. This delivery can be by mail or, if a shareholder has previously agreed, by e-mail. In addition to delivering proxy materials to shareholders, the Company must also post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. Accordingly, you should have received our proxy materials by mail or, if you previously agreed, by e-mail. These proxy materials include this Notice of Annual General Meeting of Shareholders, Proxy Statement, and proxy card. These materials are available free of charge on our website at ir.elastic.co and at www.proxyvote.com.

Your vote is important regardless of the number of Elastic ordinary shares that you own. If you do not plan on attending the Annual Meeting and if you are a shareholder of record, please vote via the Internet or, if you are a holder of shares in street name (“Beneficial Owner”), please submit the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a shareholder of record, you also may vote by telephone or by submitting a proxy card by mail. If you are a Beneficial Owner, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you also may have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker or nominee. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

All proxies submitted to us will be tabulated by Broadridge Financial Solutions, Inc. All shares voted by shareholder of record present in person at the Annual Meeting will be tabulated by the secretary designated by the chairman of the Annual Meeting.

All shareholders are extended an invitation to attend the Annual Meeting.

If you have any questions concerning this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Elastic ordinary shares, please contact our Investor Relations department at +1 (650) 695-1055 or ir@elastic.co.

Thank you for your ongoing support of Elastic.

The Board of Directors of Elastic N.V.

The date of this proxy statement is                  , 2019 and it is being mailed to shareholders on or about                 , 2019.

ELASTIC N.V.

800 West El Camino Real, Suite 350

Mountain View, California 94040

PROXY STATEMENT

FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 29, 2019

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND

PROCEDURAL MATTERS

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Q:	Why am I receiving these proxy materials?

A:

You are receiving these proxy materials because you were a shareholder of record or beneficial owner of the ordinary shares of Elastic N.V. (the “Company,” “Elastic,” “we,” “us” or “our”) as of the close of business at 5:00 PM Eastern Daylight Time (“EDT”) on October 1, 2019 (the “Record Date”) for an annual general meeting of shareholders of Elastic to be held on October 29, 2019 (the “Annual Meeting”). We do this in order to solicit voting proxies for use at the Annual Meeting. If you are a shareholder of record and you submit your proxy to us, you direct a civil law notary of Zuidbroek Corporate Law Notaries and their legal substitutes to vote your shares in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being distributed to you on or about                , 2019. As a shareholder, you are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement.

Please refer to the question entitled “What is the difference between holding shares as a shareholder of record or as a beneficial owner?” below for important details regarding different forms of share ownership.

The enclosed voting materials allow you to vote your shares without attending the Annual Meeting. Your vote is important. We encourage you to vote as soon as possible. These proxy materials are being made available or distributed to you on or about                , 2019.

Q:	What proposals will be voted on at the Annual Meeting?

A:	Shareholders will be asked to adopt voting proposals no. 1, no. 2, no. 3, no. 4, no. 5 and no. 6 as described in this proxy statement.

Q.	How does the board of directors recommend that I vote?

A.

After careful consideration, the board of directors unanimously recommends that the Company’s shareholders vote “FOR” the election of each of the nominees for non-executive director of the Company; “FOR” the adoption of the Company’s Dutch Statutory Annual Accounts; “FOR” the granting of full discharge to the executive director of the Company; “FOR” the granting of full discharge to the non-executive directors of the Company; “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for the fiscal year ending April 30, 2020; and “FOR” the approval to authorize the board of directors to repurchase shares in the capital of the Company.

Q:	Can I attend the Annual Meeting?

A:

You may attend the Annual Meeting if, on the Record Date, you were a shareholder of record or a beneficial owner. If you would like to attend the Annual Meeting in person, you must notify the Company by submitting your name and number of registered shares to the Company’s e-mail address ir@elastic.co by 8:00 PM EDT on October 25, 2019. You will be asked to show photo identification and the following:

•

If you are a shareholder of record, your paper proxy card that includes your name, or admission ticket that you received with a paper proxy card or that you obtained from our shareholder voting site at www.proxyvote.com; or

•

If you are a beneficial owner, the voting instruction card you received from your broker, bank or other intermediary, or a printed statement from such organization or online access to your brokerage or other account, showing your share ownership on the Record Date.

We will not be able to accommodate guests without proper evidence of share ownership as of the Record Date at the Annual Meeting, including guests of our shareholders.

The meeting will begin promptly at 4:00 PM Central European Time (“CET”), and you should leave ample time for the check-in procedures.

Q:	Where is the Annual Meeting?

A:

The Annual Meeting will be held at the Company’s offices at Keizersgracht 281, 1016 ED Amsterdam, The Netherlands. Shareholders may request directions to the Annual Meeting by contacting Investor Relations at 800 West El Camino Real, Suite 350, Mountain View, California 94040, telephone number +1(650) 695-1055, e-mail ir@elastic.co.

Q:	Who is entitled to vote at the Annual Meeting?

A:

You may vote your shares of Elastic ordinary shares if you owned your shares at the close of business on the Record Date. You may cast one vote for each ordinary share held by you as of the Record Date on all matters presented. As of                , 2019 (the last practicable date prior to the Record Date and the mailing of the Proxy Statement), we had ordinary shares issued and outstanding. See the questions entitled “How can I vote my shares in person at the Annual Meeting?” and “How can I vote my shares without attending the Annual Meeting?” below for additional details.

Q:	What is the difference between holding shares as a shareholder of record or as a beneficial owner?

A:

You are the “shareholder of record” of any shares that are registered directly in your name with Elastic’s transfer agent, Computershare Trust Company, N.A. We have sent the proxy statement and proxy card directly to you if you are a shareholder of record. As a shareholder of record, you may grant your voting proxy directly to Elastic or to a third party, or vote in person at the Annual Meeting.

You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf in a brokerage account or by a bank or another intermediary that is the shareholder of record for those shares. If you are a beneficial owner, you did not receive proxy materials directly from Elastic, but your broker, bank or other intermediary forwarded you a proxy statement and voting instruction card for directing that organization how to vote your shares. You may also attend the Annual Meeting, but because a beneficial owner is not a shareholder of record, you may not vote in person at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:

You may vote shares for which you are the shareholder of record in person at the Annual Meeting. You may vote shares you hold beneficially in street name in person at the Annual Meeting only if you obtain a “legal proxy” from the broker, bank or other intermediary that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the Annual Meeting?” so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares as a shareholder of record or a beneficial owner, you may direct how your shares are voted without attending the Annual Meeting, by the following means:

By Internet—Shareholders of record with Internet access may direct how their shares are voted by following the “Vote by Internet” instructions on the proxy card until 4:59 a.m. CET on October 29, 2019/11:59 p.m. EDT on October 28, 2019. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for Internet voting availability.

By telephone—Shareholders of record who live in the United States or Canada may submit proxies by telephone by following the “Vote by Telephone” instructions on the proxy card until 4:59 a.m. CET on October 29, 2019/11:59 p.m. EDT on October 28, 2019. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for telephone voting availability.

By mail—If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by following the instructions for voting by mail in the voting instruction card provided by your broker, bank or other intermediary.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:

The shareholders of record of at least one third of the shares entitled to vote at the Annual Meeting must either (1) be present in person at the Annual Meeting or (2) have properly submitted a proxy in order to constitute a quorum at the Annual Meeting.

Q:	What is the voting requirement to approve the proposals?

A:

The nominees mentioned under voting proposal no. 1 will be appointed unless the nominations are overruled by a two-third majority of the votes cast representing more than half of the issued and outstanding share capital.

Each of voting proposals no. 2, no. 3, no. 4, no. 5 and no. 6 require a simple majority of votes cast in an Annual Meeting where at least one third of the issued and outstanding ordinary shares of the Company are represented.

Q:	What will happen if I fail to vote or vote to abstain from voting?

A:

If you are the shareholder of record and you fail to vote or abstain from voting, it will have no effect on voting proposals no. 1, no. 2, no. 3, no. 4, no. 5 and no. 6, assuming a quorum is present. If you are a beneficial owner and you fail to provide the organization that is the shareholder of record for your shares with voting instructions, the organization will not have discretion to vote on the non-routine matters that will be proposed at the Annual Meeting. If you fail to provide voting instructions to the organization or instruct the organization to vote your shares to abstain from voting, it will have no effect on voting proposals no. 1, no. 2, no. 3, no. 4 and no. 6. If you are a beneficial owner and you fail to provide the organization that is the shareholder of record for your shares with voting instructions, the organization will have discretion to vote on the routine matters that will be proposed at the Annual Meeting.

Q:	What will happen if I submit a proxy but do not specify how my shares are to be voted?

A:	If you are the shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the board of directors.

If you are a beneficial owner and you do not provide the organization that is the shareholder of record for your shares with voting instructions, the organization will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters such as the appointment of Company’s independent registered public accountant but do not have discretion to vote on non-routine matters such as the proposal to elect the nominees for director of the Company. Therefore, if you do not provide voting instructions to that organization, it may vote your shares only on the routine matters properly presented for a vote at the Annual Meeting.

Q:	What is the effect of a broker non-vote?

A:

A broker non-vote occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not receive voting instructions from the beneficial owner and does not have the discretion to vote the shares. A broker non-vote will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal as to which that broker non-vote occurs. Thus, a broker non-vote will not impact our ability to obtain a quorum for the Annual Meeting and will not otherwise affect the outcome of the non-routine matters properly presented for a vote at the Annual Meeting.

Q:	Can I change my vote?

A:

If you are the shareholder of record, you may change your vote (1) by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above in the question entitled “How can I vote my shares without attending the Annual Meeting?,” (2) by providing a written notice of revocation to Elastic’s Corporate Secretary at Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040 prior to your shares being voted, or (3) by attending the Annual Meeting and voting in person, which will supersede any proxy previously submitted by you. However, merely attending the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a legal proxy from the organization that holds your shares giving you the right to vote your shares, by attending the Annual Meeting and voting in person. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

Q:	What should I do if I receive more than one proxy card, voting instruction card from my broker, bank or other intermediary, or set of proxy materials?

A:

You may receive more than one proxy card, voting instruction card from your broker, bank or other intermediary or set of proxy materials. For example, if you are a beneficial owner with shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card or voting instruction card that you receive, or follow the voting instructions on such proxy card or voting instruction card you receive, to ensure that all your shares are voted.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Elastic or to third parties, except: (1) as necessary for applicable legal requirements, (2) to allow for the tabulation and certification of the votes, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to Elastic management.

Q:	Who will serve as inspector of election?

A:	The inspector of election will be Broadridge Financial Solutions, Inc.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We will publish final voting results in our Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) and made available on its website at www.sec.gov within four business days of the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:

Elastic will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Elastic, some of whom may be considered participants in the solicitation, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Elastic may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the Record Date and will provide customary reimbursement to such firms for the cost of forwarding these materials.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting or to nominate individuals to serve as directors?

A.

For inclusion in the Company’s proxy materials—Any shareholder desiring to present a resolution for inclusion in the Company’s proxy statement for the 2020 annual general meeting (the “2020 AGM”) must deliver such resolution to the board of directors at the address below no later than May 10, 2020. Only those resolutions that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the Company’s proxy statement for the 2020 AGM. In addition, under Dutch law, shareholders are permitted to submit a resolution for consideration so long as (1) such matter is received by the Company no later than 60 days prior to the date of the meeting, and (2) the shareholder or group of shareholders submitting the proposed agenda item or resolutions owns at least 3% of the Company’s issued share capital.

To be brought at annual general meeting—In addition, you can find in Elastic’s articles of association an advance notice procedure for shareholders who wish to present certain matters, including nominations for the election of directors, at an annual general meeting of stockholders. See “Future Shareholder Proposals.”

All submissions to the Company should be made to:

Elastic N.V.

800 West El Camino Real, Suite 350

Mountain View, California 94040

Attention: Investor Relations

Email: ir@elastic.co

Nomination of Director Candidates

Shareholders may recommend director candidates for consideration by our nominating and corporate governance committee. For additional information regarding our policy regarding shareholder recommendations for director candidates, see “Corporate Governance—Director Nomination Process.”

Q:	What is householding and how does it affect me?

A:

The SEC permits companies that provide advance notice and follow certain procedures to send a single set of proxy materials to any household at which two or more shareholders of record reside, unless contrary instructions have been received. In such cases, each shareholder of record continues to receive a separate set of proxy materials. Certain brokerage firms may have instituted householding for beneficial owners. If your family has multiple accounts holding Elastic ordinary shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:

Please contact our Investor Relations Department by calling +1 (650) 695-1055 or by writing to Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040, Attention: Investor Relations or e-mail ir@elastic.co. If you have questions about the proposals or the information contained in this proxy statement, or desire additional copies of this proxy statement, or if you are a shareholder of record, additional proxy cards, please contact our Investor Relations Department.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The board of directors of the Company is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. The board of directors selects the Company’s senior management, delegates authority for the conduct of the Company’s day-to-day operations to those senior managers, and monitors their performance. Members of the board of directors are kept informed of the Company’s business by, among other things, participating in meetings of the board of directors and committees and by reviewing analyses and reports provided to them.

The board of directors is currently made up of seven directors. We have a one-tier board of directors, consisting of one executive director and six non-executive directors. Under the Company’s Articles of Association, all directors may hold office for a maximum term of three years provided that such term shall lapse ultimately immediately after the close of the first annual General Meeting held after three years have lapsed since the appointment, or until their earlier death, resignation or removal.

The following table sets forth the names, ages as of June 30, 2019, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting/Nominees
Chetan Puttagunta*(1)(3)	33	Director	2017	2019	2022
Steven Schuurman	43	Director	2012	2019	2022

Continuing Directors
Shay Banon	41	Executive Director, Chief Executive Officer and Chairman	2012	2021
Jonathan Chadwick(1)(2)	53	Director	2018	2020
Peter Fenton(2)(3)	46	Director	2012	2021
Caryn Marooney(3)	52	Director	2019	2022
Michelangelo Volpi(1)(2)	52	Director	2013	2020

*	Lead Independent Director.
(1)	Member of our audit committee.
(2)	Member of our compensation committee.
(3)	Member of our nominating and corporate governance committee.

Nominees for Director

Chetan Puttagunta has served as a member of our board of directors since January 2017 and as our lead independent director since June 2018. Mr. Puttagunta has served as General Partner of Benchmark Capital Partners since July 2018. From October 2016 until July 2018, Mr. Puttagunta served as a General Partner of New Enterprise Associates, a venture capital firm he joined in April 2011. Mr. Puttagunta holds a B.S. in Electrical Engineering from Stanford University. We believe that Mr. Puttagunta is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of the technology industry.

Steven Schuurman co-founded our company and has served as a member of our board of directors since July 2012 and previously served as our Chief Executive Officer from July 2012 to May 2017. Mr. Schuurman holds a B.Sc. in Electrical Engineering from TH Rijswijk, now known as The Hague University of Applied Sciences. Mr. Schuurman serves on the boards of various private companies. We believe Mr. Schuurman is qualified to serve as a member of our board of directors because of his deep understanding of our business, operations and strategy due to his role as our co-founder and former CEO.

Continuing Directors

Shay Banon co-founded our company and has served as a member of our board of directors since July 2012, as our Chief Executive Officer since May 2017, and as our Chairman and Chief Executive Officer since June 2018. He previously served as our Chief Technology Officer from July 2012 to April 2017. Mr. Banon holds a B.Sc. in Computer Science from Technion, Israel Institute of Technology. Mr. Banon is the creator of our Elasticsearch product. We believe that Mr. Banon is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our CEO and his experience as an executive in the technology industry.

Jonathan Chadwick has served as a member of our board of directors since August 2018. Mr. Chadwick has been a private investor since April 2016. From November 2012 to April 2016, Mr. Chadwick served as Chief Financial Officer and Executive Vice President of VMware, Inc., a virtualization and cloud infrastructure solutions company, and from August 2014 to April 2016, he also served as VMware’s Chief Operating Officer. From March 2011 until November 2012, he served as the Chief Financial Officer of Skype Communication S.á.r.l., a voice over IP (VoIP) service, and as a corporate vice president of Microsoft Corporation after its acquisition of Skype in October 2011. From June 2010 until February 2011, Mr. Chadwick served as Executive Vice President and Chief Financial Officer of McAfee, Inc., a security software company, until its acquisition by Intel Corporation. From September 1997 until June 2010, Mr. Chadwick served in various executive roles at Cisco Systems, Inc., a multinational technology company. He currently serves on the board of directors of Cognizant Technology Solutions Corporation, an IT business services provider, ServiceNow, Inc., a cloud computing company, Zoom Video Communications, Inc., a provider of remote conferencing services, and various private companies. He previously served on the board of directors of F5 Networks, Inc., an application networking delivery company, from August 2011 until March 2019. He also worked for Coopers & Lybrand in various roles in the U.S. and U.K. Mr. Chadwick is a Chartered Accountant in England and holds a B.Sc. degree in Electrical and Electronic Engineering from the University of Bath, U.K. We believe Mr. Chadwick is qualified to serve as a member of our board of directors because of his significant financial expertise as a Chief Financial Officer and service on the boards of directors of various public companies.

Peter Fenton has served as a member of our board of directors since September 2012. Mr. Fenton has served as General Partner of Benchmark Capital Partners, a venture capital firm, since September 2006. He currently serves on the board of directors of Cloudera, Inc., an enterprise data cloud company, New Relic, Inc., a software analytics company, Zuora, Inc. (“Zuora”), an enterprise software company that designs and sells SaaS applications, and various private companies. Mr. Fenton previously served as a director of Hortonworks, Inc. (now a wholly owned subsidiary of Cloudera), or Hortonworks, Yelp, Inc., Twitter, Inc. and Zendesk, Inc. Mr. Fenton holds a B.A. in Philosophy from Stanford University and an M.B.A. from the Stanford University Graduate School of Business. We believe that Mr. Fenton is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.

Caryn Marooney has served as a member of our board of directors since April 2019. She served in various roles at Facebook, Inc., a social networking service, most recently serving as the company’s Vice President, Global Communications since March 2012, and previously served as the company’s Director of Technology Communications from May 2011 to March 2012. From June 1997 to March 2011, Ms. Marooney served in various roles, including President and Chief Executive Officer, of The OutCast Agency, a public relations firm. She currently serves as a director of Zendesk, Inc., a software services company. Ms. Marooney holds a B.S. in labor relations from Cornell University. We believe that Ms. Marooney is qualified to serve as a member of our board of directors because of her prior executive experience and her experience advising technology companies.

Michelangelo Volpi has served as a member of our board of directors since January 2013. Mr. Volpi has served as a Partner of Index Ventures, a venture capital firm, since July 2009. He currently serves as a director of Fiat Chrysler Automobiles N.V., an automotive company, Sonos, Inc., a consumer electronics company, and Zuora and previously served as a director of Hortonworks, Pure Storage, Inc., Exor N.V. and Telefonaktiebolaget L. M. Ericsson. Mr. Volpi holds a B.S. in Mechanical Engineering and an M.S. in Manufacturing Systems Engineering from Stanford University, and an M.B.A. from the Stanford University Graduate School of Business. We believe that Mr. Volpi is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.

Board of Directors

We have a one-tier board of directors, consisting of executive and non-executive directors. The number of executive and non-executive directors is to be determined by the board of directors.

Our one-tier board structure consists of one executive director and six non-executive directors. Shay Banon serves as our Chief Executive Officer and Chairman and is an executive director.

Pursuant to our articles of association, our executive and non-executive directors may be appointed for a maximum term of three years (unless such director has resigned at an earlier date). A director may be reappointed, and the three-year maximum term may be deviated from by resolution of the board of directors.

The members of our board of directors have been appointed to staggered one, two- and three-year terms. The current terms of Messrs. Puttagunta and Schuurman will expire at the Annual Meeting; the terms of Messrs. Chadwick and Volpi will expire at the annual general meeting of the shareholders to be held in 2020; the terms of Messrs. Banon and Fenton will expire at the annual general meeting of the shareholders to be held in 2021; and the term of Ms. Marooney will expire at the annual general meeting of the shareholders to be held in 2022.

Director Independence

Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of an initial public offering. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships and as a result of this review, our board of directors determined that each of Messrs. Chadwick, Fenton, Volpi, and Puttagunta and Ms. Marooney, representing five of our seven directors, does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making this determination, our board of directors considered the current and prior relationships that each non-executive director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-executive director.

In addition to the independence requirements under the NYSE rules, the Dutch Corporate Governance Code (the “DCGC”) requires a majority of the members of our board of directors, a majority of the members of each of the audit committee, compensation committee and nominating and corporate governance committee, and the Lead Independent Director to be independent. The DCGC provides for a different definition of an “independent director”. A non-executive director is considered not independent under the DCGC if the director or the director’s spouse, registered partner or life companion, foster child or relative by blood or marriage up to the second degree (i) has been an employee, managing director or executive director of the company in the five years prior to appointment, (ii) has received personal financial compensation from us for work not in keeping with the normal course of business, (iii) has had an important business relationship with the company in the years prior to the appointment, (iv) is a member of the management board of a company in which an executive director of the Company is a supervisory board member, (v) has temporarily performed management duties for us, (vi) is a major shareholder of our company (holding at least 10%), or (vii) represents one or more major shareholders. The criteria under (i) through (v) should only apply to at most one non-executive director. The total number of non-executive directors who are not independent under this definition should account for less than half of the total number of non-executive directors. There can be at most one non-executive director who can be considered to be affiliated with or representing any shareholder, or group of affiliated shareholders, who directly or indirectly holds more than ten percent of the shares in the company. Our board of directors has determined that Mr. Schuurman is not considered independent under the DCGC. Our board of directors has determined that it complies with the independence requirements of the DCGC.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and our code of business conduct and ethics are available on our website at www.elastic.co. We intend to post any amendment to our corporate governance guidelines and our code of business conduct and ethics, and any waivers of such guidelines or code for directors and executive officers, on the same website.

Lead Independent Director

Our articles of association provide for one of our independent, non-executive directors to be designated as Lead Independent Director by our board of directors. Our board of directors has designated Mr. Puttagunta to serve as our Lead Independent Director. As Lead Independent Director, Mr. Puttagunta presides at all meetings of the board of directors at which the Chairman is not present, presides over executive sessions of our independent directors, as chairman of our general meeting (if the Lead Independent Director is not present, he may designate one of the other Directors for that purpose), serves as a liaison between our Chairman and our independent directors and performs such additional duties as our board of directors may otherwise determine and delegate and as required by the DCGC and our articles of association and board rules.

The DCGC requires that the Lead Independent Director may not be a former executive director of our company, in addition to the DCGC independence requirements.

The board of directors believes that its current leadership structure, in which the positions of Chief Executive Officer and Chairman are held by Mr. Banon, together with a Lead Independent Director with broad authority, is appropriate at this time and provides the most effective leadership for Elastic in a highly competitive and rapidly changing technology industry.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, as well as at such other times as they deem appropriate, where, among other topics, they discuss strategy and risks facing the company.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports regularly on all significant committee activities, evaluates the risks inherent in significant transactions, and provides guidance to management.

Board Meetings and Committees of Our Board of Directors

During our fiscal year ended April 30, 2019, the board of directors held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. During fiscal year 2019, the board of directors also acted by written consent.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual general meetings of shareholders, we encourage, but do not require, our directors to attend. The Company held an annual general meeting of shareholders during fiscal year 2018 on January 12, 2018. The Annual Meeting will be our first annual meeting of our shareholders since our initial public offering in October 2018.

Our board of directors has the authority to appoint committees to perform certain management and administrative functions. Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Executive directors may not be members of the audit committee, compensation committee or the nominating and corporate governance committee. Our board of directors may from time to time establish ad hoc committees.

Audit Committee

Our audit committee is comprised of Messrs. Chadwick, Puttagunta and Volpi, each of whom is a non-executive member of our board of directors. The audit committee may not be chaired by the Lead Independent Director or by a former executive director. Mr. Chadwick is the chair of our audit committee. Our board of directors has determined that all three of the members of our audit committee, including the chair of our audit committee, satisfy the requirements for independence and financial literacy under the rules and regulations of the NYSE and the SEC. Our board of directors has also determined that each of Messrs. Chadwick, Puttagunta and Volpi qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of the NYSE. The audit committee is responsible for, among other things:

•	review of all related party transactions in accordance with our related party transactions policy;

•	overseeing our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•

our compliance with financial, legal and regulatory requirements related to our financial statements and other public disclosures, our compliance with our policies related thereto, and our policy in respect of tax planning;

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the engagement and retention of the registered independent public accounting firm and the recommendation for nomination by our board of directors for the instruction (appointment) by our general meeting of an external auditor to audit the Dutch statutory annual accounts and board report, and the evaluation of the qualifications, independence, and performance of the independent public accounting firm, including the provision of non-audit services;

•	the application of information and communication technology;

•	the role and performance of our internal audit function;

•	our overall risk profile; and

•	attending to such other matters as are specifically delegated to our audit committee by our board of directors from time to time.

During fiscal year 2019, our audit committee held seven meetings.

Compensation Committee

Our compensation committee is comprised of Messrs. Chadwick, Fenton and Volpi, each of whom is a non-executive member of our board of directors. The compensation committee may not be chaired by the Lead Independent Director or by a former executive director. Mr. Fenton is the chair of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the rules of the NYSE and the SEC and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The compensation committee is responsible for, among other things:

•	reviewing and approving the compensation, including equity compensation, change-in-control benefits and severance arrangements, of our executive officers and overseeing their performance;

•	reviewing and making recommendations to our board of directors with respect to the compensation of our directors;

•	reviewing and making recommendations to our board of directors with respect to our executive compensation policies and plans;

•	implementing and administering our incentive and equity-based compensation plans;

•	determining the number of shares underlying, and the terms of, restricted share awards and options to be granted to our directors, executive officers, and other employees pursuant to these plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual proxy statement;

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assisting our board of directors in producing the compensation report to be included in our annual report filed in the Netherlands and to be posted on our website in accordance with best practice of the DCGC; and

•	attending to such other matters as are specifically delegated to our compensation committee by our board of directors from time to time.

During fiscal year 2019, our compensation committee held three meetings.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Messrs. Fenton and Puttagunta and Ms. Marooney, each of whom is a non-executive member of our board of directors. Mr. Puttagunta is the chair of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate committee meets the requirements for independence under the rules of the NYSE. The nominating and corporate governance committee is responsible for, among other things:

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identifying, recruiting, and recommending to our board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at our annual general meeting of shareholders;

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developing and recommending to our board of directors corporate governance guidelines as set forth in our rules of the board of directors, including the committee’s selection criteria for director nominees, and implementing and monitoring such guidelines;

•	overseeing compliance with legal and regulatory requirements applicable to us;

•	reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;

•	recommending to our board of directors nominees for each committee of our board of directors;

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annually facilitating the assessment of our board of directors’ performance as a whole and of the individual directors, and the performance of our committees of the board of directors as required by applicable law, regulations and the corporate governance listing standards; and

•	overseeing our board of directors’ evaluation of executive officers.

During fiscal year 2019, our nominating and corporate governance committee held one meeting.

We have posted the charters of our audit, compensation, and nominating and corporate governance committees, and any amendments thereto that may be adopted from time to time, on our website at https://ir.elastic.co. Information on or that can be accessed through our website is not part of this proxy statement.

Policies Governing Director Nominations

Director Nomination Process

Our board of directors is responsible for selecting its own members. Our board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate. The nominating and corporate governance committee makes recommendations to the board of directors regarding the size and composition of the board of directors. The nominating and corporate governance committee is responsible for ensuring that the composition of the board of directors accurately reflects the needs of the Company’s business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. The nominating and corporate governance committee recommends, and our board of directors provides a binding nomination for a candidate to stand for appointment as director by the meeting of the shareholders.

Generally, our nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of other advisors, through the recommendations submitted by shareholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Candidates recommended by shareholders and other stakeholders are given appropriate consideration in the same manner as other candidates. Once candidates have been identified, our nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates as director nominees to our board of directors in order for the board of directors to draw up a binding nomination for appointment by the meeting of the shareholders.

Shareholders may submit proposals related to the composition of the board of directors as provided in our articles of association and by Dutch law. Such proposals are forwarded to the chairman of the nominating and corporate governance committee for consideration. All directors are appointed by the annual general meeting of the shareholders (or an extraordinary meeting of the shareholders) at the binding nomination of the board of directors. Additionally, shareholders may propose a resolution to appoint a board member that was not nominated by the board of directors, and any such resolution requires at least a two-thirds majority or the votes cast at the annual general meeting, provided such majority represents more than half the issued share capital.

Qualifications

In recommending candidates to the board of directors, the nominating and corporate governance committee takes into consideration the board of directors’ criteria for selecting new directors, including, but not limited to, integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to duties of the board of directors. The nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any candidate. We do however consider diversity in reviewing director candidates and do not discriminate on the basis of race, religion, sexual orientation, sex or national origin. Under Dutch law, as a company with fewer than 30% of the directors being women, we are required to disclose the rationale behind our failure to have a specified diversity percentage for the board of directors and our efforts to obtain such diversity. In order for the board of directors to fulfill its responsibilities, our nominating and corporate governance committee believes that the board of directors should include directors possessing a blend of experience, knowledge and ability, regardless of other characteristics.

Shareholder Communications

The Company has a process for shareholders who wish to communicate with our board of directors, or with an individual member or members of our board of directors. Shareholders who wish to communicate with our board of directors may write to our board of directors at the address of the Company’s registered office at Keizersgracht 281, 1016 ED Amsterdam, the Netherlands. These communications will be received by our General Counsel and will be presented to our board of directors in the discretion of our General Counsel, in consultation with appropriate directors, as necessary. Certain items that are unrelated to our board of directors’ duties and responsibilities may be excluded, such as mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. The full text of our policies and procedures for bilateral contacts with shareholders, including information regarding how to contact our non-management directors, is available on our website at www.elastic.co.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Non-Executive Director Compensation

Each non-executive director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards. Our board of directors has the discretion to revise non-executive director compensation as it deems necessary or appropriate, in accordance with our remuneration policy as adopted by the Annual Meeting.

Cash Compensation. All non-executive directors receive the following cash compensation for their services:

•	$30,000 per year for service as a board member;

•	$10,000 per year additionally for service as lead independent director;

•	$20,000 per year additionally for service as chairman of the audit committee;

•	$8,500 per year additionally for service as an audit committee member;

•	$12,000 per year additionally for service as chairman of the compensation committee;

•	$5,000 per year additionally for service as a compensation committee member;

•	$7,500 per year additionally for service as chairman of the nominating and corporate governance committee; and

•	$4,000 per year additionally for service as a nominating and corporate governance committee member.

All cash payments to non-executive directors (the “Retainer Cash Payments”) are paid quarterly in arrears on a prorated basis.

Equity Compensation. Nondiscretionary, automatic grants of restricted stock units were made to our non-executive directors, except for any non-employee director who either (i) beneficially owns more than 2% of the outstanding and issued share capital of the Company, or (ii) is a partner or a member of any venture capital firm that owns securities of the Company representing more than 2% of the outstanding and issued share capital of the Company.

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Initial award. Each person who first became an eligible non-executive director was granted an award of restricted stock units covering a number of shares having a grant date fair value equal to $170,000 pro-rated for the amount of time that remains in the 12-month period prior to the next scheduled annual general meeting of the Company’s shareholders (and if the date of such annual general meeting of the Company’s shareholders is not known, the one-year anniversary of the most recent Annual Award granted to non-executive directors), rounded down to the nearest whole share (the “Initial Award”). The shares underlying the Initial Award will settle on the earlier of (i) the one-year anniversary of the date the Initial Award is granted or (ii) the day prior to the date of the annual general meeting of the Company’s shareholders next following the date the Initial Award is granted, subject to continued service through the applicable vesting date.

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Annual award. On the date of each general meeting of the Company’s shareholders, each eligible non-executive director will be granted an award of restricted stock units covering a number of shares having a grant date fair value equal to $170,000 (the “Annual Award”). The shares underlying the Annual Award will settle on the earlier of (i) the one-year anniversary of the date the Annual Award is granted or (ii) the day prior to the date of the annual general meeting of our shareholders next following the date the Annual Award is granted, subject to continued service through the applicable vesting date.

The grant date fair value is computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

Any award of restricted stock units granted under our non-executive director compensation policy will fully vest and become exercisable in the event of a change in control, as defined in our amended and restated 2012 Stock Option Plan (the “2012 Plan”) provided that the director remains a director through such change in control. Further, our 2012 Plan, as described below under the section titled “Employee Benefit and Share Plans,” provides that in the event of a merger or change in control, as defined in our 2012 Plan, each outstanding equity award granted under our 2012 Plan that is held by a non-executive director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable, provided such director remains a director through such merger or change in control.

The table below shows the total compensation awarded to our non-executive directors during fiscal year 2019:

Name	Fees earned or paid in cash($)	Stock Awards ($)(1)	Option Awards($)(1)	Total ($)
Jonathan Chadwick(2)	31,535	—	1,644,000	1,675,535
Peter Fenton	26,375	—	—	26,375
Caryn Marooney(3)	573	87,087	—	87,660
Elizabeth Nelson(4)	—	—	—	—
Chetan Puttagunta	30,161	—	—	30,161
Steven Schuurman	17,201	—	—	17,201
Michelangelo Volpi(5)	—	—	—	—

(1)

The amounts shown represent the aggregate grant date fair value of RSU and/or stock option awards granted in fiscal year 2019 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). Such amounts do not represent amounts paid to or realized by the non-executive director. See Note 11, “Equity Incentive Plans” of the notes to our consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2019 regarding assumptions underlying valuation of equity awards. Additional information regarding the RSUs and/or stock options awarded to or held by each non-executive director on the last day of fiscal year 2019 is set forth in the footnotes below.

(2)	As of April 30, 2019, Mr. Chadwick holds a stock option to purchase 200,000 ordinary shares.
(3)	Ms. Marooney joined our board of directors in April 2019. As of April 30, 2019, Ms. Marooney holds 1,037 shares represented by restricted stock units.
(4)	Ms. Nelson resigned from our board of directors in June 2018.
(5)	In May 2019, Mr. Volpi waived his right to receive payments of director fees for fiscal year 2019.

BOARD ELECTIONS—VOTING PROPOSAL NO. 1

The board of directors of the Company is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. The board of directors selects the Company’s senior management, delegates authority for the conduct of the Company’s day-to-day operations to those senior managers, and monitors their performance. Members of the board of directors are kept informed of the Company’s business by, among other things, participating in meetings of the board of directors and committees and by reviewing analyses and reports provided to them.

The board of directors is currently made up of seven directors. We have a one-tier board of directors, consisting of one executive director and six non-executive directors. Under the Company’s Articles of Association, all directors may hold office for a maximum term of three years provided that such term shall lapse ultimately immediately after the close of the first annual General Meeting held after three years have lapsed since the appointment, or until their earlier death, resignation or removal.

The members of our board of directors have been appointed to staggered one, two- and three-year terms. The terms of Messrs. Puttagunta and Schuurman will expire at the Annual Meeting; the terms of Messrs. Chadwick and Volpi will expire at the annual general meeting of the shareholders to be held in 2020; the terms of Messrs. Banon and Fenton will expire at the annual general meeting of the shareholders to be held in 2021; and the term of Ms. Marooney will expire at the annual general meeting of the shareholders to be held in 2022.

The board of directors, following the recommendation of the nominating and corporate governance committee, has made a binding nomination to reelect Messrs. Puttagunta and Schuurman as non-executive directors in accordance with article 7.2 of the Company’s Articles of Association.

The board of directors recommends a vote “FOR” the election of each of Messrs. Puttagunta and Schuurman.

If appointed, the terms of office for Messrs. Puttagunta and Schuurman will expire at the end of the 2022 annual general meeting of shareholders.

Other than as disclosed in this proxy statement regarding compensation for non-executive directors, which both Messrs. Puttagunta and Schuurman would receive, there are no arrangements or understandings between the nominees, directors or executive officers and any other person pursuant to which our nominees, directors or executive officers have been selected for their respective positions.

Required Vote

The proposals to elect Messrs. Puttagunta and Schuurman may each be overruled by a two-thirds majority of the votes cast representing more than half of issued and outstanding shares. If the nomination is not overruled, Messrs. Puttagunta and Schuurman respectively shall be appointed.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS—VOTING PROPOSAL NO. 2

At the Annual Meeting, shareholders will be asked to adopt the Company’s Dutch statutory annual accounts (the “Dutch Statutory Annual Accounts”) for the fiscal year ended April 30, 2019 (“fiscal year 2019”), which are prepared in accordance with International Financial Reporting Standards (“IFRS”). The report of PricewaterhouseCoopers N.V. for fiscal year 2019, is included in the Dutch Statutory Annual Accounts.

In accordance with article 10.1.5 of the Company’s Articles of Association, the board of directors of the Company has determined that the net loss for fiscal year 2019 is added to the other reserve-accumulated losses.

As a public limited liability company incorporated under the laws of the Netherlands, the Company is required by Dutch law to prepare the accounts and submit them to shareholders for adoption. The Company’s Dutch Statutory Annual Accounts are different from the consolidated financial statements contained in our annual report on Form 10-K for fiscal year 2019, which were prepared in accordance with U.S. GAAP and filed with the SEC.

A copy of the Dutch Statutory Annual Accounts is available free of charge on our website at ir.elastic.co, at our offices at 800 West El Camino Real, Suite 350 Mountain View, California 94040 and at our offices in the Netherlands at Keizersgracht 281, 1016 ED Amsterdam.

A representative of PricewaterhouseCoopers N.V. is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders, and will be given an opportunity to make a statement.

Required Vote

The adoption of the Company’s Dutch Statutory Annual Accounts for fiscal year 2019 requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one third of the issued and outstanding shares are represented.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS.

GRANT OF FULL DISCHARGE TO EXECUTIVE DIRECTOR—VOTING PROPOSAL NO. 3

At the Annual Meeting, our shareholders will be asked to grant a discharge to the executive director of the Company from his liability with respect to the performance of his duties as an executive director of the Company during fiscal year 2019. The scope of the discharge extends to the facts that are apparent from the Dutch Statutory Annual Accounts and facts that are otherwise known to the general meeting of shareholders.

Required Vote

The approval to grant the discharge to the executive directors of the Company requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one third of the issued and outstanding shares are represented.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE GRANTING OF DISCHARGE FROM LIABILITY TO THE EXECUTIVE DIRECTOR.

GRANT OF FULL DISCHARGE TO NON-EXECUTIVE DIRECTORS—VOTING

PROPOSAL NO. 4

At the Annual Meeting, our shareholders will be asked to grant a discharge to the non-executive directors of the Company from their liability with respect to the performance of their duties as non-executive directors of the Company during fiscal year 2019. The scope of the discharge extends to the facts that are apparent from the Dutch Statutory Annual Accounts and facts that are otherwise known to the general meeting of shareholders.

Required Vote

The approval to grant the discharge to the non-executive directors of the Company requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one third of the issued and outstanding shares are represented.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE GRANTING OF DISCHARGE FROM LIABILITY TO THE NON-EXECUTIVE DIRECTORS.

RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM—VOTING PROPOSAL NO. 5

Introduction

The audit committee of the Company’s board of directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the U.S. GAAP consolidated financial statements of the Company for the fiscal year ending April 30, 2020. In addition, the board of directors has directed that management submit the selection of PricewaterhouseCoopers LLP as the Company’s registered public accounting firm for ratification by the shareholders at the Annual Meeting. The board of directors recommends that shareholders vote “FOR” the ratification and selection of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP also served as the Company’s independent registered public accounting firm for fiscal year 2019. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although action by shareholders is not required by law, the board of directors has determined that it is desirable to request ratification of this selection by the shareholders. Notwithstanding the ratification of this selection by the shareholders, the audit committee, in its discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the audit committee feels that such a change would be in the best interest of the Company and its shareholders. In the event of a negative vote on ratification, the audit committee will reconsider its selection.

For the avoidance of doubt, this item does not relate to the appointment of a Dutch auditor for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending April 30, 2020. PricewaterhouseCoopers N.V. was appointed as the Company’s Dutch auditor at the Company’s extraordinary general meeting held on September 28, 2018.

Principal Accounting Fees and Services

The following table presents fees for professional audit services and other services rendered to the Company by its principal independent registered public accounting firm for fiscal years 2019 and 2018. The dollar amounts in the table and accompanying footnotes are in thousands.

	Fiscal Year 2019	Fiscal Year 2018
Audit Fees(1)	$2,860,938	$1,942,032
Audit-Related Fees(2)	—	—
Tax Fees(3)	231,725	552,794
All Other Fees(4)	1,204	941

Total	$3,093,867	$2,495,767

(1)

Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. This category also includes fees for professional services provided in connection with our initial public offering, incurred during fiscal year 2019, including comfort letters, consents and review of documents filed with the SEC.

(2)

Audit-Related Fees consist primarily of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.”

(3)

Tax Fees include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(4)

All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These services specifically relate to subscription fees paid for access to online accounting research software and regulatory applications.

All services provided by PricewaterhouseCoopers LLP for our fiscal years 2019 and 2018 were approved by our audit committee.

Pre-Approval of Audit and Non-Audit Services

The audit committee has established a policy governing the Company’s use of its principal independent registered public accounting firm for non-audit services. Under the policy, the audit committee must pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm, unless subsequent approval is permitted under the rules and regulations of the SEC, in order to ensure that the provision of such services does not impair the public accountants’ independence.

Required Vote

The ratification of the selection of PricewaterhouseCoopers LLP requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one third of the issued and outstanding shares are represented.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2020.

REPORT OF THE AUDIT COMMITTEE

The audit committee of our board of directors is responsible for assisting our board of directors in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

Management of the Company has the primary responsibility for preparing the Company’s consolidated financial statements as well as establishing and maintaining the integrity of the Company’s financial reporting process, accounting principles and internal controls. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles.

In this context, the audit committee of our board of directors reviewed and discussed the audited financial statements of the Company as of and for the year ended April 30, 2019 with the Company’s management and PricewaterhouseCoopers LLP. To ensure independence, the audit committee of our board of directors met separately with PricewaterhouseCoopers LLP and members of the Company’s management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the audit committee of our board of directors received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence, and it has discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based on the reviews and discussions described above, the audit committee of our board of directors recommended to the board of directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2019 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Jonathan Chadwick (Chair)

Chetan Puttagunta

Michelangelo Volpi

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

AUTHORIZATION OF THE BOARD OF DIRECTORS TO REPURCHASE SHARES IN THE CAPITAL OF THE COMPANY—VOTING PROPOSAL NO. 6

At the Annual Meeting, our shareholders will be asked to authorize the board of directors to, on the Company’s behalf, repurchase the Company’s ordinary shares up to a maximum of 10% of the issued share capital at the date of acquisition on a stock exchange or otherwise, at a price per share between (i) an amount equal to the nominal value of the ordinary shares and (ii) an amount equal to 110% of the market price of an ordinary share on such stock exchange, the market price being the average of the highest price on each of the five days of trading prior to the day of the acquisition, for a period of 18 months. This authorization, if given, will supersede and replace the board of directors existing repurchase authorization granted by shareholders on September 28, 2018.

The purpose of this proposal is to give the board of directors flexibility in repurchasing ordinary shares for, among other considerations, the return of capital to its shareholders and/or, to the extent such authorization is required, to fulfill the Company’s obligations under its 2012 Plan.

Required Vote

The resolution to authorize the board of directors to repurchase shares in the capital of the Company requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one third of the issued and outstanding shares are represented.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO REPURCHASE SHARES IN THE CAPITAL OF THE COMPANY.

EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers as of June 30, 2019. Officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Shay Banon	41	Executive Director, Chief Executive Officer and Chairman
Janesh Moorjani	46	Chief Financial Officer
Aaron Katz	43	Chief Revenue Officer
Kevin Kluge	48	Senior Vice President of Engineering
W.H. Baird Garrett	58	Senior Vice President and General Counsel

For a brief biography of Mr. Banon, please see “Board of Directors and Corporate Governance – Continuing Directors.”

Janesh Moorjani has served as our Chief Financial Officer since August 2017. Prior to joining us, he served as Executive Vice President and Chief Financial Officer of Infoblox Inc., an IT automation and security company, from January 2016 until August 2017. From July 2013 to January 2016, Mr. Moorjani was with VMware, Inc., a provider of cloud and virtualization software and services, where he served in various roles, most recently as a Senior Vice President of Finance from January 2015 to January 2016. From October 2004 to June 2013, he served in a number of finance and sales roles at Cisco Systems, Inc. Mr. Moorjani holds a Bachelor of Commerce degree from Sydenham College of Commerce and Economics of University of Mumbai and an M.B.A. from the Wharton School of the University of Pennsylvania.

Aaron Katz has served as our Chief Revenue Officer since March 2017 and previously served as our Senior Vice President of Field Operations from July 2014 to March 2017. Prior to joining us, he served in various executive roles at salesforce.com, inc., a cloud computing company, from July 2002 to June 2014, most recently as Senior Vice President of Enterprise Sales from February 2013 to June 2014 and Senior Vice President of Enterprise Corporate Sales from April 2009 to January 2013. Mr. Katz holds a B.S. in Managerial Economics from the University of California, Davis.

Kevin Kluge has served as our Senior Vice President of Engineering since March 2017 and previously served as our Vice President of Engineering from July 2013 to March 2017. Prior to joining us, he served as Vice President, Products at Citrix Systems, Inc., a cloud and mobile computing technology company, from July 2011 until July 2013. Mr. Kluge joined Citrix in July 2011 through its acquisition of Cloud.com, where he served as Vice President, Engineering. Mr. Kluge holds a B.S. and an M.S. in Computer Science from Stanford University.

W.H. Baird Garrett has served as our General Counsel since June 2018 and as our Senior Vice President of Legal since July 2015. Prior to joining us, he was Of Counsel at VLP Law Group LLP from October 2008 to June 2015, where he served as the Chair of the Technology Transactions Practice Group from 2012 to 2015, and previously was an associate at Wilson Sonsini Goodrich & Rosati, P.C. Mr. Garrett previously served as a director of Full House Resorts, Inc., a casino developer and operator, from November 2014 to May 2019. Mr. Garrett holds a B.A. in International Relations from Pennsylvania State University, an M.A. in International Relations from the University of Chicago and a J.D. from the University of Virginia School of Law, where he was an Editor, and member of the Articles Review Board, of the Virginia Law Review.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and narrative summarizes and explains the compensation that we paid to, or that was earned by, our principal executive officer and each of the other named executive officers determined under Item 402(m)(2) of Regulation S-K for fiscal years 2018 and 2019. We refer to these executive officers as our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Shay Banon	2019	330,000	—	—	169,760	—	499,760
Chief Executive Officer	2018	400,000	—	7,514,361	—	306,494(3)	8,220,855
Janesh Moorjani	2018	330,000	—	—	135,808	6,602(4)	472,410
Chief Financial Officer	2019	272,820(5)	200,000(6)	3,462,657	—	23.600(4)	3,959,077
Aaron Katz	2019	330,000	27,883(7)	—	305,567	22,201(4)	685,652
Chief Revenue Officer	2018	500,000	110,246(7)	1,134,880	—	—	1,695,219

(1)

The amounts shown represent the aggregate grant date fair value of stock option awards granted in fiscal year 2018 for financial reporting purposes pursuant to the provisions ASC 718. Such amounts do not represent amounts paid to or realized by the non-executive director. See Note 11, “Equity Incentive Plans” of the Notes to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2019 regarding assumptions underlying valuation of equity awards.

(2)

The amounts reported represent the amounts earned based upon achievement of certain performance goals under our Executive Incentive Compensation Plan. Messrs. Banon, Moorjani and Katz participated in our Executive Incentive Compensation Plan during fiscal year 2019. Payments under our Executive Incentive Compensation Plan were payable semi-annually based on achievement of certain company financial targets. For fiscal year 2019, the performance metrics were based on calculated billings and non-GAAP operating margin targets. See “Executive Incentive Compensation Plan” and “Employment Agreements.”

(3)	The amount disclosed represents a $164,413 moving and relocation allowance and $142,080 as gross-up payments for income taxes payable by Mr. Banon on such allowance.
(4)	The amount disclosed represents company contributions made under our 401(k) plan.
(5)	Mr. Moorjani joined us as our Chief Financial Officer in August 2017 and received a prorated base salary based on his annual base salary of $400,000.
(6)	The amount disclosed represents a cash bonus awarded to Mr. Moorjani under the terms of his initial offer letter with us.
(7)	The amount disclosed represents commissions paid to Mr. Katz pursuant to his commission program.

Named Executive Officer Employment Letters

Shay Banon

We entered into an employment agreement with Shay Banon, our Chief Executive Officer, effective as of September 4, 2018. Pursuant to Mr. Banon’s employment agreement, Mr. Banon will continue to serve as our at-will employee and as the executive director designated as our Chief Executive Officer and Chairman of the board of directors, with such Board membership subject to our articles of association, Board Rules, and any required shareholder approvals.

For fiscal year 2019, Mr. Banon’s employment agreement provides for an annual base salary of $330,000, eligibility to receive an annual performance bonus with the target amount determined as 50% of Mr. Banon’s annual base salary, and eligibility to participate in employee benefit plans maintained from time to time for senior executives based in the United States.

Pursuant to the employment agreement of Mr. Banon, Mr. Banon may be eligible to receive certain severance payments and benefits. The amount and type of the severance payments and benefits provided under Mr. Banon’s employment agreement, as well as the terms and conditions under which such severance payments and benefits may be provided, are identical in all material respects to the provisions regarding severance payments and benefits provided for in our change in control severance agreements, as described below under the heading “Executive Officer Change in Control and Severance Agreements.”

Janesh Moorjani

We have entered into an employment letter with Janesh Moorjani, our Chief Financial Officer. The employment letter does not have a specific term and provides that Mr. Moorjani is an at-will employee. For fiscal year 2019, Mr. Moorjani’s annual base salary was $330,000, and he is eligible for an annual target cash incentive payment equal to 40% of his annual base salary.

Aaron Katz

We have entered into an employment letter with Aaron Katz, our Chief Revenue Officer. The employment letter does not have a specific term and provides that Mr. Katz is an at-will employee. For fiscal year 2019, Mr. Katz’s annual base salary was $330,000, and he is eligible for an annual target cash incentive payment equal to 90% of his annual base salary.

Executive Officer Change in Control and Severance Agreements

We have entered into change in control and severance agreements with each of Janesh Moorjani, Aaron Katz, Kevin Kluge, and W.H. Baird Garrett. Additionally, as noted above, we have entered into an employment agreement with Mr. Banon that contains severance provisions that are identical in all material respects to those contained in the change in control and severance agreements. Pursuant to each executive’s severance agreement, if we terminate the employment of the executive other than for “cause” (excluding by reason of the executive’s death or disability) or the executive resigns for “good reason” (as such terms are defined in the executive’s severance agreement), and, within 60 days following the executive’s termination, the executive executes a separation agreement and release of claims in our favor that becomes effective and irrevocable and resigns from all positions the executive may hold as an officer or director, the executive is entitled to receive (i) a lump sum payment equal to 6 months of the executive’s annual base salary, (ii) a lump sum payment equal to 50% of the executive’s annual target performance bonus as in effect for the fiscal year in which the termination occurs, and (iii) we will pay the premiums for coverage under “COBRA” for the executive and the executive’s dependents, if any, for up to 12 months following the executive’s termination of employment.

Pursuant to each executive’s severance agreement, if, within the 3 month period prior to or the 12 month period following a “change in control” (as defined in the executive’s severance agreement), the employment of the executive is terminated under the circumstances described in the above paragraph and, within 60 days following his termination, the executive executes a separation agreement and release of claims in our favor that becomes effective and irrevocable and resigns from all positions he may hold as an officer or director, the executive is entitled to receive (i) a lump sum payment equal to 12 months of the executive’s annual base salary, (ii) a lump sum payment equal to 100% of the executive’s annual target performance bonus as in effect for the fiscal year in which the termination occurs, (iii) we will pay the premiums for coverage under COBRA for the executive and the executive’s dependents, if any, for up to 12 months following the executive’s termination of employment, and (iv) vesting acceleration of 100% of any outstanding equity awards held by the executive on the date of the executive’s termination (in the case of an equity award with performance-based vesting, unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria will be deemed achieved at the greater of actual performance measured as of the date of termination or 100% of target levels).

In the event any payment to an executive pursuant to the applicable severance agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the executive will receive such payment as would entitle the executive to receive the greatest after-tax benefit, even if it means that we pay the executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Outstanding Equity Awards as of Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of April 30, 2019:

	Option Awards			Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Shay Banon	04/19/2016	605,250	(1)	—	5.46	04/18/2026
	09/07/2017	432,159	(2)	432,159	10.15	09/06/2027
	09/07/2017	314,297	(3)	—	10.15	09/06/2027
	04/02/2018	100,000	(4)	300,000	13.07	04/02/2028
Janesh Moorjani	09/07/2017	602,169	(5)	—	10.15	09/06/2027
	04/02/2018	—	(6)	50,000	13.07	04/02/2028
Aaron Katz	07/04/2014	513,037	(3)	—	4.26	07/03/2024
	03/10/2016	415,889	(7)	294,588	5.46	03/09/2026
	04/02/2018	—	(6)	200,000	13.07	04/02/2028

(1)

The option is subject to an early exercise provision and is immediately exercisable. Shares subject to the option vest in 48 equal monthly installments beginning on January 1, 2016 subject to continued service to us through the applicable vesting date.

(2)	Shares subject to the option vest in 48 equal monthly installments beginning on May 1, 2017 subject to continued service to us through the applicable vesting date.
(3)	Shares subject to the option are fully vested and immediately exercisable.
(4)	Shares subject to the option vest in 48 equal monthly installments beginning on May 2, 2018 subject to continued service to us through the applicable vesting date.
(5)

The option is subject to an early option exercise provision and is immediately exercisable. One-fourth of the shares subject to the option vested on August 28, 2018 and 1/48th of the shares subject to the option vest monthly thereafter, subject to continued service to us through each applicable vesting date.

(6)	Shares subject to the option vest in 48 equal monthly installments beginning on November 1, 2019 subject to continued service to us through the applicable vesting date.
(7)	One-fourth of the shares subject to the option vested on July 4, 2016 and 1/48 vest monthly thereafter subject to continued service to us through the applicable vesting date.

Employee Benefit and Share Plans

2012 Stock Option Plan

The 2012 Plan currently permits the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, and stock appreciation rights to our employees, directors and consultants and our parent, subsidiary and affiliate corporations’ employees and consultants. The 2012 Plan also permits the grant of performance shares and performance units to our employees, directors and consultants and our parent, subsidiary and affiliate corporations’ employees and consultants.

Authorized shares. A total of 9,649,123 ordinary shares are available for issuance pursuant to the 2012 Plan as of April 30, 2019. In addition, shares may become available under the 2012 Plan as described below.

The number of shares available for issuance under the 2012 Plan will include an annual increase on the first day of each fiscal year beginning in fiscal 2020, equal to the lesser of:

•	9 million shares;

•	5% of the outstanding ordinary shares as of the last day of our immediately preceding fiscal year; or

•	such other amount as our board of directors may determine.

If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is repurchased due to failure to vest, the unissued shares (or for awards other than stock options or stock appreciation rights, the repurchased shares) will become available for future grant or sale under our 2012 Plan. With respect to stock appreciation rights, the net shares issued will cease to be available under the 2012 Plan and all remaining shares will remain available for future grant or sale under the 2012 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under our 2012 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under our 2012 Plan.

Plan administration. The 2012 Plan is generally administered by our compensation committee. Subject to the provisions of our 2012 Plan, the administrator has all powers and discretion necessary or appropriate to administer the 2012 Plan and to control its operation. The administrator’s powers include the power to:

•	determine the fair market value of our ordinary shares;

•	select the employees or consultants (including directors) to whom awards may be granted;

•	determine the number of our ordinary shares to be covered by each award, approve the forms of agreement and other related documents used under the 2012 Plan;

•

determine the terms and conditions, not inconsistent with the terms of the 2012 Plan, of any award granted thereunder, including but not limited to the exercise or purchase price, the time or times when awards may vest or be exercised, the circumstances when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any award or ordinary shares that are covered by an award;

•

amend any outstanding award or agreement relating to any ordinary shares covered by an award, including any amendment adjusting vesting, provided that no amendment will be made that would materially and adversely affect the rights of any participant without his or her consent;

•	determine whether and under what circumstances an award may be settled in cash instead of ordinary shares, subject to applicable laws;

•

subject to applicable laws, implement an exchange program and establish the terms and conditions of such exchange program without consent of the holders of our ordinary shares, provided that no amendment or adjustment to an award that would materially and adversely affect the rights of any participant will be made without his or her consent;

•

approve addenda pursuant to the terms of the 2012 Plan or to modify the terms of, any outstanding award agreement or any agreement relating to any ordinary shares covered by an award held by participants who are non-U.S. nationals or employed outside the United States with such terms and conditions as the administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in the 2012 Plan to the extent necessary or appropriate to accommodate such differences;

•

construe and interpret the terms of the 2012 Plan and any award agreement or any agreement relating to any ordinary shares covered by an award, which constructions, interpretations and decisions will be final and binding on all participants;

•	authorize any person to execute on behalf of us any instrument required to effect the grant of an award previously granted by the administrator;

•	allow participants to satisfy withholding obligations in such manner as prescribed by the 2012 Plan; and

•	make all other determinations necessary or advisable for administering the 2012 Plan.

The administrator’s decisions are final and binding on all participants and any other persons holding awards.

Stock options. Stock options may be granted under our 2012 Plan. The exercise price of options granted under our 2012 Plan must at least be equal to the fair market value of our ordinary shares on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value of our ordinary shares on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for 3 months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of our 2012 Plan, the administrator determines the other terms of options.

Stock appreciation rights. Stock appreciation rights may be granted under our 2012 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our ordinary shares between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her award agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2012 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with our ordinary shares, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted stock. Restricted stock may be granted under our 2012 Plan. Restricted stock awards are grants of our ordinary shares that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of ordinary shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of our 2012 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions for lapse of the restriction on the shares it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase.

Restricted stock units. Restricted stock units may be granted under our 2012 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one of our ordinary shares. Subject to the provisions of our 2012 Plan, the administrator will determine the terms and conditions of restricted stock units, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restricted stock units will vest.

Performance units and performance shares. The 2012 Plan permits the grant of performance units and performance shares. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our ordinary shares on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination.

Non-executive directors. Our 2012 Plan provides that all eligible non-executive directors are eligible to receive all types of awards under the 2012 Plan (other than incentive stock options).

Non-transferability of awards. Unless the administrator provides otherwise, our 2012 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Certain adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2012 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2012 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in our 2012 Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or change in control. The 2012 Plan provides that in the event of a merger or change in control, as defined under the 2012 Plan, each outstanding award will be treated as the administrator determines, except that if a successor does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period. Additionally, the 2012 Plan provides that, in the event of a merger or change in control, each outstanding equity award granted under our 2012 Plan that is held by a non-executive director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable.

Amendment; termination. The administrator has the authority to amend or terminate the 2012 Plan provided such action will not materially and adversely affect the rights of any participant. The 2012 Plan will automatically terminate in 2028, unless we terminate it sooner.

Executive Incentive Compensation Plan

Our board of directors has adopted, and our general meeting has approved, the Executive Incentive Compensation Plan (the “Bonus Plan”). The Bonus Plan is administered by our compensation committee. The

Bonus Plan will allow our compensation committee to provide cash incentive awards to selected employees, including our named executive officers, based upon performance goals established by our compensation committee.

Under the Bonus Plan, our compensation committee will determine the performance goals applicable to any award, which goals may include, without limitation: (i) attainment of research and development milestones, (ii) bookings, (iii) business divestitures and acquisitions, (iv) calculated billings, (v) cash flow, (vi) cash position, (vii) contract awards or backlog, (viii) customer renewals, (ix) customer retention rates from an acquired company, subsidiary, business unit or division, (x) earnings (which may include earnings before interest and taxes, earnings before taxes, and net taxes), (xi) earnings per share, (xii) expenses, (xiii) gross margin, (xiv) growth in shareholder value relative to the moving average of the S&P 500 Index or another index, (xv) internal rate of return, (xvi) market share, (xvii) net income, (xviii) net profit, (xix) net sales, (xx) new product development, (xxi) new product invention or innovation, (xxii) number of customers, (xxiii) operating cash flow, (xxiv) operating expenses, (xxv) operating income, (xxvi) operating margin, (xxvii) overhead or other expense reduction, (xxviii) product defect measures, (xxix) product release timelines, (xxx) productivity, (xxxi) profit, (xxxii) retained earnings, (xxxiii) return on assets, (xxxiv) return on capital, (xxxv) return on equity, (xxxvi) return on investment, (xxxvii) return on sales, (xxxviii) revenue, (xxxix) revenue growth, (xl) sales results, (xli) sales growth, (xlii) stock price, (xliii) time to market, (xliv) total shareholder return, (xlv) working capital, and (xlvi) individual objectives such as peer reviews or other subjective or objective criteria. Performance goals that include our financial results may be determined in accordance with GAAP or such financial results may consist of non-GAAP financial measures and any actual results may be adjusted by the compensation committee for one-time items or unbudgeted or unexpected items when determining whether the performance goals have been met. The goals may be on the basis of any factors the compensation committee determines relevant, and may be adjusted on an individual, divisional, business unit or company wide basis. The performance goals may differ from participant to participant and from award to award.

Our compensation committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the compensation committee’s discretion. Our compensation committee may determine the amount of any reduction on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards will be paid in cash only after they are earned, which usually requires continued employment through the date a bonus is paid. Our compensation committee will have the authority to amend, alter, suspend or terminate the Bonus Plan provided such action does not impair the existing rights of any participant with respect to any earned bonus.

401(k) and Other Plans

We maintain a 401(k) plan for employees. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and to have the amount of such reduction contributed to their accounts under the 401(k) plan. The 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees. We typically make matching contributions to the plan up to 6% of an eligible employee’s compensation. All eligible employees’ interests in our matching contributions, if any, vest immediately at the time of contribution. The 401(k) plan also contains a Roth component.

We also maintain defined-contribution plans for employees in certain other countries.

Role of Compensation Consultant

Our compensation committee is authorized, in its sole discretion, to retain the services of one or more compensation consultants, outside legal counsel and such other advisers as necessary to assist with the execution of its duties and responsibilities. During fiscal year 2019, our compensation committee engaged Compensia, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia reports directly to our compensation committee and does not provide any non-compensation related services to Elastic.

Limitation on Liability and Indemnification Matters

Our articles of association provide that we will indemnify our current and former directors against:

(i)	the reasonable costs of conducting a defense against claims resulting from an act or omission in performing their duties or in performing other duties we have asked them to fulfil;

(ii)	any compensation or financial penalties they owe as a result of an act or omission as referred to under (i) above;

(iii)	any amounts they owe under settlements they have reasonably entered into in connection with an act or omission as referred to under (i) above;

(iv)	the reasonable costs of other proceedings in which they are involved as a current or former director, except for proceedings in which they are primarily asserting their own claims; and

(v)

tax damage due to reimbursements in accordance with the above, to the extent this relates to the indemnified person’s current or former position with us and/or a group company and in each case to the extent permitted by applicable law.

No indemnification shall be given to an indemnified person insofar as:

(i)

it has been established in a final and non-appealable decision of the competent court or, in the event of arbitration, of an arbitrator, that the act or omission of the indemnified person can be described as deliberate (opzettelijk), willfully reckless (bewust roekeloos) or seriously culpable. In that case, the indemnified person must immediately repay the sums reimbursed by the company, unless Dutch law provides otherwise or this would, in the given circumstances, be unacceptable according to standards of reasonableness and fairness; or

(ii)	the costs or the capital losses of the indemnified person are covered by an insurance policy and the insurer has paid out these costs or capital losses; or

(iii)	the indemnified person failed to notify the company as soon as possible of the costs or the capital losses or of the circumstances that could lead to the costs or capital losses.

Our articles of association will not eliminate a director’s duty of care, and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under Dutch law. This provision also will not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

In addition to the indemnification included in our articles of association, we have entered into and expect to continue to enter into agreements to indemnify each of our current directors, officers and some employees. With specified exceptions, these agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. Our directors who are affiliated with venture capital funds also have certain rights of indemnification provided by their venture capital funds and the affiliates of those funds (which we refer to as the fund indemnitors). We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions in our articles of association. Insofar as we may provide indemnification for liabilities arising under the Securities Act to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the Forms 3, 4, and 5, as applicable, furnished to us for fiscal year 2019, we have determined that our executive officers, directors, and greater-than-ten-percent beneficial owners filed their beneficial ownership and change in ownership reports with the SEC in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements discussed in the section titled “Executive Compensation,” the following is a description of each transaction since April 30, 2017 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our ordinary shares, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Share Option Grants to Executive Officers

We have granted share options to our named executive officers. For a description of these options, see “Executive Compensation-Outstanding Equity Awards as of Fiscal Year End.”

Offer Letters

We have entered into new employment letters and other arrangements containing compensation, termination and change of control provisions, among others, with our executive officers.

For a description of these arrangements, see “Executive Compensation-Named Executive Officer Employment Letters.”

Indemnification Agreements

Our articles of association provide that we will indemnify our current and former directors. We have also entered into indemnification agreements with each of our officers who are not directors. The indemnification agreements require us to indemnify our officers to the fullest extent permitted by Dutch law. See “Executive Compensation-Limitation on Liability and Indemnification Matters.” We have entered into indemnification agreements with each of our directors and officers.

Policies and Procedures for Related Party Transactions

We have a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our ordinary shares and any member of the immediate family of any of the foregoing persons, is not permitted to enter into a related-party transaction with us without the consent of our audit committee, subject to the exceptions described below.

Our audit committee is authorized to review and approve or ratify any related person transactions to the extent these are not material to (i) the company, (ii) directors or (iii) persons holding at least 10% of the shares in the company. Related person transactions that are material to (i) the company, (ii) directors or (iii) persons holding at least 10% of the shares in the company will be reviewed by the audit committee and approved and ratified by our board of directors. The approval or ratification of a related person transaction by the board of directors requires a majority of the votes of the non-executive directors in favor of such proposal.

In approving or rejecting any such proposal, our audit committee or board of directors, as the case may be, is to consider the relevant facts and circumstances available and deemed relevant to our audit committee or board of directors, including whether the transaction is in, and not inconsistent with, the best interests of the company and its stakeholders, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our board of directors has determined that certain transactions will not require approval, including certain employment arrangements of executive officers; director compensation; transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed $120,000 in any fiscal year; transactions where a related party’s interest arises solely from the ownership of our ordinary shares and all holders of our ordinary shares received the same benefit on a pro rata basis; and transactions available to all employees generally.

We believe that we have executed all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors, and principal shareholders and their affiliates, are approved by the audit committee of our board of directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares as of August 9, 2019 for:

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our ordinary shares;

•	each of our current named executive officers;

•	each of our current directors; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all ordinary shares that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership was based on 76,450,661 ordinary shares outstanding as of August 9, 2019. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all ordinary shares subject to equity awards held by the person that are currently exercisable or exercisable within 60 days of August 9, 2019. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040.

Name of Beneficial Owner	Number of Shares	%
5% Shareholders:
Entities affiliated with Benchmark(1)	5,608,399	7.3
Entities affiliated with Index Ventures(2)	5,476,424	7.2
Future Fund Investment Company No.5 Pty Ltd(3)	4,919,489	6.4
Executive Officers and Directors:
Shay Banon(4)	9,351,436	12.1
Janesh Moorjani(5)	507,169	*
Aaron Katz(6)	996,271	1.3
Jonathan Chadwick(7)	200,000	*
Peter Fenton(8)	5,759,628	7.5
Caryn Marooney	—	*
Chetan Puttagunta	—	*
Steven Schuurman(9)	11,822,000	15.5
Michelangelo Volpi(10)	5,476,424	7.2
All current executive officers and directors as a group (11 persons)(11)	34,992,961	44.2

*	Represents less than 1%.
(1)

Based on the information obtained from Benchmark Capital Partners, consists of (i) 5,547,274 ordinary shares held of record by Benchmark Capital Partners VII, L.P., or BCP VII, as nominee for BCP VII, Benchmark Founders’ Fund VII, L.P., or BFF VII, Benchmark Founders’ Fund VII-B, L.P., or BFF VII-B, and (ii) 61,125 ordinary shares held of record by Benchmark Capital Partners VII—Annex, L.P., or BCP—Annex, as nominee for BCP—Annex and BFF VII-B. Benchmark Capital Management Co. VII, L.L.C., or BCMC VII, is the general partner of each of BCP VII, BFF VII, BFF VII-B and BCP—Annex and may be deemed to have shared voting and dispositive power with respect to these ordinary shares. Matthew R. Cohler, Bruce W.

Dunlevie, Peter H. Fenton, one of our directors, J. William Gurley, Kevin R. Harvey, Mitchell H. Lasky, Steven M. Spurlock and Eric H. Vishria, the managing members of BCMC VII, may be deemed to have shared voting and dispositive power with respect to these ordinary shares. The address for the Benchmark entities is c/o Benchmark, 2965 Woodside Road, Woodside, California 94062.
(2)

Based on the information obtained from entities affiliated with Index Ventures, consists of: (i) 1,640,232 ordinary shares held of record by Index Ventures IV (Jersey) LP, (ii) 155,691 ordinary shares held of record Index Ventures IV Parallel Entrepreneur Fund (Jersey) LP, (iii) 3,548,566 ordinary shares held of record Index Ventures VI (Jersey) LP, (iv) 71,628 ordinary shares held of record Index Ventures VI Parallel Entrepreneur Fund (Jersey) LP, and (v) 60,307 ordinary shares held of record Yucca (Jersey) SLP. Index Ventures Associates IV Limited is the managing general partner of Index Ventures IV (Jersey) LP and Index Ventures IV Parallel Entrepreneur Fund (Jersey) LP, and Index Ventures Associates VI Limited is the managing general partner of Index Ventures VI (Jersey) LP and Index Ventures VI Parallel Entrepreneur Fund (Jersey) LP. David Hall, Phil Balderson, Mike Johnson and Sinéad Meehan are the members of the board of directors of Index Ventures Associates IV Limited and may be deemed to have shared voting and dispositive power with respect to the ordinary shares held by this entity. David Hall, Phil Balderson, Ian Henderson, Nigel Greenwood and Sinéad Meehan are the members of the board of directors of Index Ventures Associates VI Limited and may be deemed to have shared voting and dispositive power with respect to the ordinary shares held by this entity. Yucca (Jersey) SLP is an Index Ventures co-investment vehicle that is contractually required to mirror the Index Ventures funds’ investments and divestments in the shares. The address for Index Ventures IV (Jersey) LP, Index Ventures IV Parallel Entrepreneur Fund (Jersey) LP and Yucca (Jersey) SLP is 44 Esplanade, St. Helier, Jersey JE4 9WG, Channel Islands. The address for Index Ventures VI (Jersey) LP and Index Ventures VI Parallel Entrepreneur Fund (Jersey) LP is 5th Floor, 44 Esplanade, St. Helier, JE13FG Jersey, Channel Islands.

(3)

Based on the information obtained from Future Fund Investment Company No.5 Pty Ltd, the ordinary shares are held of record by The Northern Trust Company, or TNTC, in its capacity as custodian for Future Fund Investment Company No.5 Pty Ltd, or FFIC5. FFIC5, a wholly beneficially owned subsidiary of the Future Fund Board of Guardians, an Australian statutory body corporate, holds voting and dispositive power with respect to these ordinary shares. The address for TNTC is Level 47, 80 Collins Street, Melbourne, Victoria, Australia, 3000.

(4)

Consists of (i) 8,441,691 ordinary shares held of record by Mr. Banon and (ii) 909,745 ordinary shares subject to options exercisable within 60 days of August 9, 2019, of which 881,724 ordinary shares will be vested as of such date.

(5)	Consists of 507,169 ordinary shares subject to options exercisable within 60 days of August 9, 2019, of which 168,317 ordinary shares will be vested as of such date.
(6)

Consists of (i) 251,660 ordinary shares held of record by the Aaron & Johonna Katz Living Trust, each of Aaron Katz and Johonna Katz acting as trustee, and (ii) 744,611 ordinary shares subject to options exercisable within 60 days of August 9, 2019, all of which will be vested as of such date.

(7)	Consists of 200,000 ordinary shares subject to options exercisable within 60 days of August 9, 2019, of which 54,166 will be vested as of such date.
(8)

Consists of (i) the ordinary shares disclosed in footnote (1) above which are held by entities affiliated with Benchmark Capital Partners and (ii) 151,229 ordinary shares owned directly by the Peter Fenton Trust for which Mr. Fenton serves as trustee.

(9)

Consists of (i) 5,911,000 ordinary shares held of record by CMXI B.V., or CMXI, and (ii) 5,911,000 ordinary shares held of record by IXII B.V., or IXII. Clavis B.V. serves as the managing director of CMXI and IXII. Mr. Schuurman, the controlling shareholder of CMXI and IXII, holds sole voting and dispositive power with respect to these ordinary shares

(10)

Consists of the ordinary shares disclosed in footnote (2) above which are held by entities affiliated with Index Ventures. Mr. Volpi is co-president of Index Ventures (US) Inc. which provides certain consultancy services to the entities affiliated with Index Ventures.

(11)

Consists of (i) 32,266,473 ordinary shares beneficially owned by our executive officers and directors, and (ii) 2,726,488 ordinary shares subject to options exercisable within 60 days of August 9, 2019, of which 2,213,781 ordinary shares are fully vested.

FUTURE SHAREHOLDER PROPOSALS

You may submit proposals, including recommendations of director candidates, for consideration at the Annual Meeting of shareholders to be held in 2020 (the “2020 AGM”), as follows:

For inclusion in Elastic’s proxy materials—Shareholders are eligible to present proper proposals for inclusion in Elastic’s proxy statement and for consideration at the 2020 AGM by submitting their proposals in writing to Elastic’s Corporate Secretary in a timely manner. Because Elastic is a Dutch public limited company whose shares are traded on a U.S. securities exchange, both U.S. and Dutch rules and time frames apply if shareholders wish to submit a proposal for consideration by Elastic shareholders at the 2020 AGM.

Under Dutch law and Elastic’s articles of association, if a shareholder is interested in submitting a proposed agenda item or a proposed resolution within the authority of shareholders to be presented at the 2020 AGM, the shareholder must fulfill the requirements set forth in Dutch law and Elastic’s articles of association, including satisfying both of the following criteria:

•

Elastic must receive the proposed agenda item (supported by reasons) or proposed resolution in writing (excluding e-mail and other forms of electronic communication) no later than 60 days before the date of the 2020 AGM (which date has not yet been declared by the Company’s board of directors); and

•	The number of shares held by the shareholder, or group of shareholders, submitting the proposed agenda item or proposed resolution must equal at least 3% of Elastic’s issued share capital.

In addition to the above requirements, shareholder proposals must be received by Elastic’s Corporate Secretary no later than May 10, 2020 and must otherwise have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, in order to be included in the proxy statement for the 2020 AGM.

To be brought at annual general meeting—In addition, you can find in Elastic’s articles of association an advance notice procedure for shareholders who wish to present certain matters at an annual general meeting of shareholders.

An item requested in writing by one or more shareholders and/or other persons entitled to attend the annual general meeting solely or jointly representing at least the percentage of the issued share capital as required by law shall be included in the notice of the meeting or announced in the same manner, if the Company has received the request, including the reasons, no later than on the day prescribed by law. However, the board of directors has the right not to place proposals from persons mentioned above on the agenda if the board of directors judges them to be evidently not in the interest of the Company.

Complete details regarding all requirements that must be met are found in our articles of association. You can obtain a copy of the relevant articles of association provisions by writing to Elastic’s Corporate Secretary at our principal executive offices at Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040 or by accessing Elastic’s filings on the SEC’s website at www.sec.gov. All notices of proposals by shareholders, whether or not requested for inclusion in Elastic’s proxy materials, should be sent to Elastic’s Corporate Secretary at our principal executive offices.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K, excluding exhibits, for fiscal year 2019 accompanies this proxy statement. A printed copy of either document, excluding exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to:

Elastic N.V.

800 West El Camino Real, Suite 350

Mountain View, California 94040

Attention: Investor Relations

Email: ir@elastic.co

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Elastic has instituted householding for shareholders of record. Certain brokerage firms may have also instituted householding for beneficial owners of shares of Elastic’s ordinary shares held through brokerage firms. If your household has multiple accounts holding shares of Elastic’s ordinary shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual report or this proxy statement. The broker will arrange for delivery of a separate copy of the annual report or this proxy statement promptly upon your request. Elastic shareholders may decide at any time to revoke a decision to household, and thereby receive multiple copies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.elastic.co. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

OTHER MATTERS

Elastic knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS OF ELASTIC N.V.

Mountain View, California

                , 2019

ELASTIC N.V.
800 WEST EL CAMINO REAL SUITE 350 MOUNTAIN VIEW, CA 94040
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 4:59 A.M. CET on 10/29/2019 or 11:59 P.M. EDT on 10/28/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 4:59 A.M. CET on 10/29/2019 or 11:59 P.M. EDT on 10/28/2019. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE ELASTIC N.V. BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” EACH DIRECTOR IN ITEM 1 AND “FOR” ITEMS
2, 3, 4, 5 AND 6.
1. Election of the following non-executive
directors, each for a term of three (3) years,
ending at the close of the annual general
meeting of 2022
Nominees     For     Against     Abstain
1A Steven Schuurman     ☐     ☐     ☐
1B Chetan Puttagunta     ☐     ☐     ☐
    For     Against     Abstain
2. Adoption of Dutch Statutory Annual Accounts for     ☐     ☐     ☐
fiscal year 2019
3. Grant of full discharge of the Company’s executive director     ☐     ☐     ☐
from liability with respect to the performance
of his duties during fiscal year 2019
For Against Abstain
4. Grant of full discharge of the Company’s non-executive    ☐     ☐     ☐    directors from liability with respect to the    performance of their duties during fiscal year    2019
5. Ratification of the selection of    ☐     ☐     ☐     PricewaterhouseCoopers LLP as the Company’s    independent registered public accounting firm    for fiscal year 2020
6. Authorization of the Board of Directors to repurchase shares    ☐     ☐     ☐    in the capital of the Company
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date
0000427965_1 R1.0.1.18

PRELIMINARY COPY
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com
ELASTIC N.V.
Annual General Meeting of Shareholders October 29, 2019 4:00 PM Central European Time This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) any civil law notary of Zuidbroek Corporate Law Notaries and their legal substitutes as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of ELASTIC N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 4:00 PM Central European Time on October 29, 2019, at the Company’s offices at Keizersgracht 281, 1016 ED Amsterdam, The Netherlands.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
0000427965_2 R1.0.1.18